Exhibit 99.3

GLOBAL BLOOD THERAPEUTICS, INC.

AMENDED AND RESTATED 2017 INDUCEMENT EQUITY PLAN

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Global Blood Therapeutics, Inc. Amended and Restated 2017 Inducement Equity Plan (the “Plan”). The purpose of the Plan is to enable Global Blood Therapeutics, Inc., a Delaware corporation (the “Company”), and its Subsidiaries to grant equity awards to induce highly-qualified prospective officers and employees who are not currently employed by the Company or its Subsidiaries to accept employment and to provide them with a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company. The Company intends that the Plan be reserved for persons to whom the Company may issue securities without stockholder approval as an inducement pursuant to Rule 5635(c)(4) of the Marketplace Rules of the NASDAQ Stock Market, Inc.

The following terms shall be defined as set forth below:

“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards and Dividend Equivalent Rights.

“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

“Effective Date” means the date on which the Plan is approved by the Board as set forth in Section 18.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is admitted to quotation on the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the New York Stock Exchange or another national securities exchange, the determination shall be made by reference to the closing price of the Stock as quoted on the applicable exchange. If there is no closing price for such date, the determination shall be made by reference to the last date preceding such date for which there is a closing price.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Restricted Shares” means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.

“Restricted Stock Award” means an Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Stock Units” means an Award of stock units subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock” means the Common Stock, par value $0.001 per share, of the Company, subject to adjustments pursuant to Section 3.

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“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

SECTION 2. ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a) Administration of Plan. The Plan shall be administered by the Administrator.

(b) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

(iii) to determine the number of shares of Stock to be covered by any Award;

(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;

(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi) subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options may be exercised; and

(vii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

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(c) Award Certificate. Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

(d) Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s certificate of incorporation or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

(e) Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitation contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 5,400,000 shares, subject to adjustment as provided in Section 3(c).    For purposes of this limitation, the shares of Stock underlying any Awards under the Plan that are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise or settlement) shall be added back to the shares of Stock available for issuance under the Plan. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitation, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

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(b) [Reserved].

(c) Changes in Stock. Subject to Section 3(d) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (iv) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

(d) Mergers and Other Transactions. Except as the Administrator may otherwise specify with respect to particular Awards in the applicable Award Certificate, in the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of Awards, the Plan and all outstanding Awards hereunder will terminate upon the effective time of the Sale Event. Notwithstanding the foregoing, the Administrator may, in its discretion or to the extent provided in the relevant Award Certificate, cause certain Awards to become vested and/or exercisable immediately prior to such Sale Event. In the event of such termination, (i) the Company shall have the right, but not the obligation, to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable after taking into account any acceleration thereunder at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights; or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable) held by such grantee, including those that

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will become exercisable upon the consummation of the Sale Event (provided that such exercise shall be subject to the consummation of the Sale Event). The Company shall also have the right, but not the obligation, to make or provide a cash payment to the grantees holding other Awards, in exchange for cancellation thereof an amount equal to the Sale Price multiplied by the number of shares subject to such Awards, to be paid at the time of the Sale Event or upon the later vesting of such Awards.

Notwithstanding anything to the contrary herein, in the event a grantee’s service relationship is terminated by the Company or any successor without Cause within one year following the consummation of a Sale Event, any Awards assumed or substituted in a Sale Event which are subject to vesting conditions, the lapse or achievement of any conditions and/or a right of repurchase in favor of the Company or a successor entity, shall accelerate in full, and any Awards accelerated in such manner with conditions and restrictions relating to the attainment of performance goals will be deemed achieved at one hundred percent (100%) of target levels. As used in this subsection (d) only, “Cause” shall mean dismissal as a result of (i) any material breach by the grantee of any agreement between the grantee and the Company; (ii) the conviction of, indictment for or plea of nolo contendere by the grantee to a felony or a crime involving moral turpitude; or (iii) any material misconduct or willful and deliberate non-performance (other than by reason of disability) by the grantee of the grantee’s duties to the Company.

SECTION 4. ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees of the Company and its Subsidiaries to whom the Company may issue securities without stockholder approval in accordance with Rule 5635(c)(4) of the Marketplace Rules of the NASDAQ Stock Market, Inc., as selected from time to time by the Administrator in its sole discretion.

SECTION 5. STOCK OPTIONS

(a) Award of Stock Options. The Administrator may grant Stock Options under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve. All Stock Options granted under the Plan shall be non-qualified stock options.

Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable.

(b) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than one hundred percent (100%) of the Fair Market Value on the date of grant.

(c) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted.

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(d) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(e) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods except to the extent otherwise provided in the Option Award Certificate:

(i) In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii) Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(iii) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; or

(iv) By a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

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SECTION 6. STOCK APPRECIATION RIGHTS

(a) Award of Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights under the Plan. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

(b) Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock on the date of grant.

(c) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

(d) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator. The term of a Stock Appreciation Right may not exceed ten years.

SECTION 7. RESTRICTED STOCK AWARDS

(a) Nature of Restricted Stock Awards. The Administrator may grant Restricted Stock Awards under the Plan. A Restricted Stock Award is any Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

(b) Rights as a Stockholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Shares and receipt of dividends; provided that if the lapse of restrictions with respect to the Restricted Stock Award is tied to the attainment of performance goals, any dividends paid by the Company during the performance period shall accrue and shall not be paid to the grantee until and to the extent the performance goals are met with respect to the Restricted Stock Award. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d) below, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

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(c) Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 15 below, in writing after the Award is issued, if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Shares that have not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of Restricted Shares that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d) Vesting of Restricted Shares. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.”

SECTION 8. RESTRICTED STOCK UNITS

(a) Nature of Restricted Stock Units. The Administrator may grant Restricted Stock Units under the Plan. A Restricted Stock Unit is an Award of stock units that may be settled in shares of Stock upon the satisfaction of such restrictions and conditions at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock. Restricted Stock Units with deferred settlement dates are subject to Section 409A and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.

(b) Rights as a Stockholder. A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the stock units underlying his Restricted Stock Units, subject to the provisions of Section 10 and such other terms and conditions as the Administrator may determine.

(c) Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 13 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

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SECTION 9. UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock. The Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. An Unrestricted Stock Award is an Award pursuant to which the grantee may receive shares of Stock free of any restrictions under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10. DIVIDEND EQUIVALENT RIGHTS

(a) Dividend Equivalent Rights. The Administrator may grant Dividend Equivalent Rights under the Plan. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units or Restricted Stock Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an Award of Restricted Stock Units or a Restricted Stock Award with performance vesting shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.

(b) Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 15 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights or equivalent interest granted as a component of any award of Restricted Stock Units or Restricted Stock Award that has not yet vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 11. TRANSFERABILITY OF AWARDS

(a) Transferability. Except as provided in Section 11(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

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(b) Administrator Action. Notwithstanding Section 11(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee) may transfer his or her Stock Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.

(c) Family Member. For purposes of Section 11(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than fifty percent (50%) of the voting interests.

(d) Designation of Beneficiary. To the extent permitted by the Administrator, each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 12. TAX WITHHOLDING

(a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b) Payment in Stock. Subject to approval by the Administrator, a grantee may elect to have the Company’s minimum required tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the Participants. The Administrator may also require Awards to be subject to mandatory share withholding up to the required withholding amount. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the Participants.

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SECTION 13. SECTION 409A AWARDS

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 14. TERMINATION OF EMPLOYMENT, TRANSFER, LEAVE OF ABSENCE, ETC.

(a) Termination of Employment. If the grantee’s employer ceases to be a Subsidiary, the grantee shall be deemed to have terminated employment for purposes of the Plan.

(b) For purposes of the Plan, the following events shall not be deemed a termination of employment:

(i) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 15. AMENDMENTS AND TERMINATION

The Board may, at any time, amend (including to increase the number of shares of Stock reserved and available for issuance hereunder) or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(c) or 3(d), without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants or cancellation of Stock Options or Stock Appreciation Rights in exchange for cash. Nothing in this Section 15 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c) or 3(d).

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SECTION 16. STATUS OF PLAN

With respect to the portion of any Award that has not been settled or exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 17. GENERAL PROVISIONS

(a) No Distribution. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

(b) Delivery of Stock Certificates. Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

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(c) Stockholder Rights. Until Stock is deemed delivered in accordance with Section 17(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

(d) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(e) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

(f) Clawback Policy. Awards under the Plan shall be subject to the Company’s clawback policy, as in effect from time to time.

SECTION 18. EFFECTIVE DATE OF PLAN

This Plan shall become effective immediately upon the effective date as approved by the Board.

SECTION 19. GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

Amended and Restated Effective January 1, 2022

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NON-QUALIFIED STOCK OPTION AGREEMENT

FOR EMPLOYEES

UNDER GLOBAL BLOOD THERAPEUTICS, INC.

2017 INDUCEMENT EQUITY PLAN

Name of Optionee:

No. of Option Shares:

Option Exercise Price per Share:	US$ [1]

Grant Date:

Vesting Commencement Date:

Expiration Date:	[2]

Pursuant to the Global Blood Therapeutics, Inc. 2017 Inducement Equity Plan as amended through the date hereof (the “Plan”), Global Blood Therapeutics, Inc., a Delaware corporation (the “Company”), hereby grants to the Optionee named above an option (the “Stock Option”) to purchase on or prior to the Expiration Date specified above all or part of the number of shares of Common Stock, par value US$0.001 per share (the “Stock”) of the Company specified above at the Option Exercise Price per Share specified above subject to the terms and conditions set forth herein and in the Plan. For the avoidance of doubt, this Stock Option is not issued under the Company’s 2015 Stock Option and Incentive Plan, and does not reduce the share reserve under such equity plan. For US tax purposes, to the extent applicable, this Stock Option has been granted as an inducement pursuant to Rule 5635(c)(4) of the Marketplace Rules of the Nasdaq Stock Market, Inc. This Stock Option is not intended to be an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended.

1.    Exercisability Schedule. No portion of this Stock Option may be exercised until such portion shall have become exercisable. Except as set forth below, and subject to the discretion of the Administrator (as defined in Section 2 of the Plan) to accelerate the exercisability schedule hereunder, this Stock Option shall be exercisable as follows: ____________________________________________, so long as Optionee remains an employee or other service provider (including a consultant) of the Company or a Subsidiary on such dates. Once exercisable, this Stock Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof and of the Plan.

[1]	Note to Form: FMV on Grant Date
[2]	Note to Form: No more than 10 years

2.    Manner of Exercise.

(a)    The Optionee may exercise this Stock Option only in the following manner: from time to time on or prior to the Expiration Date of this Stock Option, the Optionee may give written notice to the Administrator of his or her election to purchase some or all of the Option Shares purchasable at the time of such notice. This notice shall specify the number of Option Shares to be purchased.

Payment of the purchase price for the Option Shares may be made by one or more of the following methods: (i) in cash, by certified or bank check or other instrument acceptable to the Administrator; (ii) through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the Optionee on the open market or that are beneficially owned by the Optionee and are not then subject to any restrictions under any Company plan and that otherwise satisfy any holding periods as may be required by the Administrator; (iii) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price, provided that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; (iv) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; or (v) a combination of (i), (ii), (iii) and (iv) above. Unless otherwise determined by the Administrator, the currency for payment of the shares of Stock made in cash or check should be US dollar. Payment instruments will be received subject to collection.

The transfer to the Optionee on the records of the Company or of the transfer agent of the Option Shares will be contingent upon (i) the Company’s receipt from the Optionee of the full purchase price for the Option Shares, as set forth above, (ii) the fulfillment of any other requirements contained herein or in the Plan or in any other agreement or provision of laws, and (iii) the receipt by the Company of any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Stock to be purchased pursuant to the exercise of Stock Options under the Plan and any subsequent resale of the shares of Stock will be in compliance with applicable laws and regulations. In the event the Optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the Optionee upon the exercise of the Stock Option shall be net of the Shares attested to.

(b)    The shares of Stock purchased upon exercise of this Stock Option shall be transferred to the Optionee on the records of the Company or of the transfer agent upon compliance to the satisfaction of the Administrator with all requirements under applicable laws or regulations in connection with such transfer and with the requirements hereof and of the Plan. The determination of the Administrator as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company or the transfer agent shall have transferred the shares to the Optionee, and the Optionee’s name shall have been entered as the stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Stock.

(c)    The minimum number of shares with respect to which this Stock Option may be exercised at any one time shall be 100 shares, unless the number of shares with respect to which this Stock Option is being exercised is the total number of shares subject to exercise under this Stock Option at the time.

(d)    Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date hereof.

3.    Termination of Employment or Service Relationship. If the Optionee’s employment by or other service relationship with the Company or a Subsidiary (as defined in the Plan) is terminated, the period within which to exercise the Stock Option may be subject to earlier termination as set forth below.

(a)    Termination Due to Death. If the Optionee’s employment or other service relationship terminates by reason of the Optionee’s death, any portion of this Stock Option outstanding on such date, to the extent exercisable on the date of death, may thereafter be exercised by the Optionee’s legal representative or legatee for a period of 12 months from the date of death or until the Expiration Date, if earlier.

(b)    Termination Due to Disability. If the Optionee’s employment or other service relationship terminates by reason of the Optionee’s disability (as determined by the Administrator), any portion of this Stock Option outstanding on such date, to the extent exercisable on the date of such termination of employment, may thereafter be exercised by the Optionee for a period of 12 months from the date of disability or until the Expiration Date, if earlier.

(c)    Termination for Cause. If the Optionee’s employment or other service relationship terminates for Cause, any portion of this Stock Option outstanding on such date shall terminate immediately and be of no further force and effect. For purposes hereof, “Cause” shall mean, unless otherwise provided in an employment agreement between the Company and the Optionee, a determination by the Administrator that the Optionee shall be dismissed as a result of (i) any material breach by the Optionee of any agreement between the Optionee and the Company; (ii) the conviction of, indictment for or plea of nolo contendere by the Optionee to a felony or a crime involving moral turpitude; or (iii) any material misconduct or willful and deliberate non-performance (other than by reason of disability) by the Optionee of the Optionee’s duties to the Company.

(d)    Other Termination. If the Optionee’s employment or other service relationship terminates for any reason other than the Optionee’s death, the Optionee’s disability or Cause, and unless otherwise determined by the Administrator, any portion of this Stock Option outstanding on such date may be exercised, to the extent exercisable on the date of termination, for a period of six months from the date of termination or until the Expiration Date, if earlier.

Any portion of this Stock Option that is not exercisable on the date of termination shall terminate and be of no further force or effect on the date that is three months following the date of termination, or the Expiration Date if earlier; provided that if the Administrator determines to accelerate the exercisability of any such portion of the Stock Option during such period, such Stock Option shall remain exercisable for the applicable period set forth in this Section 3. The Administrator’s determination of the reason for termination of the Optionee’s employment or other service relationship shall be conclusive and binding on the Optionee and his or her representatives or legatees.

4.    Incorporation of Plan. Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Non-Qualified Stock Option Agreement (the “Agreement”) shall have the meaning specified in the Plan, unless a different meaning is specified herein.

5.    Transferability. This Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Stock Option is exercisable, during the Optionee’s lifetime, only by the Optionee, and thereafter, only by the Optionee’s legal representative or legatee.

6.    Tax Withholding. At the time this Stock Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, to the extent applicable, the Optionee hereby authorizes withholding from payroll and any other amounts payable to the Optionee, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local, foreign taxes and social insurance or National Insurance Contributions withholding obligations of the Company or a Subsidiary, if any, which arise in connection with the Stock Option, including, without limitation, obligations arising upon (i) the grant, vesting or exercise, in whole or in part, of the Stock Option, (ii) the transfer, in whole or in part, of any shares acquired upon exercise of the Stock Option, (iii) the operation of any law or regulation providing for the imputation of interest, or (iv) the lapsing of any restriction with respect to any shares acquired upon exercise of this Stock Option (“Tax Obligations”). The Stock Option is not exercisable unless the Tax Obligations of the Company or a Subsidiary are satisfied. Accordingly, the Company shall have no obligation to deliver shares of Stock until the Tax Obligations of the Company or a Subsidiary have been satisfied by the Optionee. The Optionee acknowledges that the ultimate liability for all Tax Obligations legally due by the Optionee is and remains the Optionee’s responsibility and that the Company (a) makes no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of this Stock Option and (b) does not commit to structure the terms of the grant or any other aspect of this Stock Option to reduce or eliminate the Optionee’s liability for Tax Obligations. The Company shall have the authority to cause the minimum required Tax Obligations to be satisfied, in whole or in part, by withholding from shares of Stock to be issued to the Optionee a number of shares of Stock with an aggregate Fair Market Value that would satisfy the minimum withholding amount due.

7.    No Obligation to Continue Employment. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Optionee in employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the employment of the Optionee at any time.

8.    Integration. This Agreement constitutes the entire agreement between the parties with respect to this Stock Option and supersedes all prior agreements and discussions between the parties concerning such subject matter.

9.    Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Optionee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Optionee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Optionee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.

10.    Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Optionee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

11.    General Appendix and Country-Specific Appendix. Notwithstanding any provisions in this Agreement, if the Optionee resides outside of the United States, the Stock Option shall be subject to any special terms and conditions set forth in the general appendix to this Agreement (the “General Appendix”) as well as the specific appendix for the Optionee’s country (the “Country-Specific Appendix”). Moreover, if the Optionee relocates to one of the countries included in the Country-Specific Appendix, the special terms and conditions for such country will apply to him or her unless determined otherwise by the Company.

GLOBAL BLOOD THERAPEUTICS, INC.

By:
Name:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Optionee (including through an online acceptance process) is acceptable.

Dated:
Optionee’s Signature

Optionee’s name and address:

GENERAL APPENDIX TO

NON-QUALIFIED STOCK OPTION AGREEMENT

FOR EMPLOYEES

UNDER GLOBAL BLOOD THERAPEUTICS, INC.

2015 STOCK OPTION AND INCENTIVE PLAN

FOR NON-US OPTIONEES

1.    Service Conditions. In accepting the Stock Option, the Optionee acknowledges and agrees that:

(a)    Any notice period mandated under applicable law shall not be treated as service for the purpose of determining the vesting of the Stock Option; and the Optionee’s right to vesting of shares of Stock in settlement of the Stock Option after termination of service, if any, will be measured by the date of termination of the Optionee’s active service and will not be extended by any notice period mandated under applicable law. Subject to the foregoing and the provisions of the Plan, the Company, in its sole discretion, shall determine whether the Optionee’s service has terminated and the effective date of such termination.

(b)    The Plan is established voluntarily by the Company. It is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement.

(c)    The grant of the Stock Option is voluntary and occasional and does not create any contractual or other right to receive future grants of stock options, or benefits in lieu of stock options, even if stock options have been granted repeatedly in the past.

(d)    All decisions with respect to future Stock Option grants, if any, will be at the sole discretion of the Company.

(e)    The Optionee’s participation in the Plan shall not create a right to further service with the Company or any Subsidiary and shall not interfere with the ability of the Company or any Subsidiary to terminate the Optionee’s service at any time, with or without cause, subject to applicable law.

(f)    The Optionee is voluntarily participating in the Plan.

(g)    The Stock Option is an extraordinary item that does not constitute compensation of any kind for service of any kind rendered to the Company or any Subsidiary, and which is outside the scope of the Optionee’s employment contract, if any.

(h)    The Stock Option is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service options, pension or retirement benefits or similar payments.

(i)    In the event that the Optionee is not an employee of a Subsidiary, the Stock Option grant will not be interpreted to form an employment contract or relationship with a Subsidiary.

(j)    The future value of the underlying shares of Stock is unknown and cannot be predicted with certainty. The value of the shares of Stock may increase or decrease.

(k)    No claim or entitlement to compensation or damages arises from termination of the Stock Option or diminution in value of the Stock Option or shares of Stock and the Optionee irrevocably releases the Company and all of its Subsidiaries from any such claim that may arise. If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen then, by signing this Agreement, the Optionee shall be deemed irrevocably to have waived the Optionee’s entitlement to pursue such a claim.

2.    Data Privacy.

(a)    Data Collected and Purposes of Collection. The Optionee understands that the Company, acting as controller, as well as the employing Subsidiary or any other Subsidiary, will process, to the extent permissible under applicable law, certain personal information about him or her, including name, home address and telephone number, information necessary to process the Stock Option (e.g., mailing address for a check payment or bank account wire transfer information), date of birth, social insurance number or other identification number, salary, nationality, job title, employment location, details of all Stock Options granted, canceled, vested, unvested or outstanding in his or her favor, and where applicable service termination date and reason for termination, any capital shares or directorships held in the Company (where needed for legal or tax compliance), and any other information necessary to process mandatory tax withholding and reporting (all such personal information is referred to as “Data”). The Data is collected from the Optionee, and from the Company or a Subsidiary, for the purpose of implementing, administering and managing the Plan pursuant to its terms. The legal bases (that is, the legal justification) for processing the Data is that it is necessary to perform, administer and manage the Plan pursuant to this Agreement between the Optionee and the Company, and in Company’s legitimate interests to comply with applicable non-EU laws when performing, administering and managing the Plan, subject to his or her interest and fundamental rights. The Data must be provided in order for the Optionee to participate in the Plan and for the parties to this Agreement to perform their respective obligations hereunder. If the Optionee does not provide Data, he or she will not be able to participate in the Plan and become a party to this Agreement.

(b)    Transfers and Retention of Data. The Optionee understands that the Data will be transferred to and among the Company and its Subsidiaries, as well as service providers (such as stock administration providers, brokers, transfer agents, accounting firms, payroll processing firms or tax firms), for the purposes explained above, which are necessary to allow the Company to perform this Agreement. The Optionee understands that the recipients of the Data may be located in the United States and in other jurisdictions outside of the European Economic Area where the Company or a Subsidiary or its service providers have operations. The United States and some of these other jurisdictions have not been found by the European Commission to have adequate data protection safeguards. If the Company or a Subsidiary make transfers of Data outside of the European Economic Area, those transfers will be made solely to the extent necessary to perform this Agreement and take necessary actions in connection with such performance. In addition, service providers may commit to provide adequate safeguards for the transferred Data, such as standard contractual clauses approved by the European Commission. In that case, the Optionee may obtain details of the transfers by contacting privacy@gbt.com.

(c)    The Optionee’s Rights in Respect of Data. The Optionee has the right to access his or her Data being processed by the Company or any Subsidiary as well as understand why the Company or any Subsidiary is processing such Data. Additionally, subject to applicable law, the Optionee is entitled to have any inadequate, incomplete or incorrect Data corrected (that is, rectified). Further, subject to applicable law, and under certain circumstances, the Optionee may be entitled to the following rights in regard to his or her Data: (i) to object to the processing of Data; (ii) to have his or her Data erased, such as where it is no longer necessary in relation to the purposes for which it was processed; (iii) to restrict the processing of his or her Data so that it is stored but not actively processed (e.g., while the Company assesses whether the Optionee is entitled to have Data erased); and (iv) to port a copy of the Data provided pursuant to this Agreement or generated by him or her, in a common machine-readable format. To exercise his or her rights, the Optionee may contact privacy@gbt.com. The Optionee may also contact the relevant data protection supervisory authority, as he or she has the right to lodge a complaint.

3.    Electronic Delivery. The Optionee agrees that the Company’s delivery of any documents related to the Plan or shares of Stock purchased under Plan (including the Plan, this Agreement, the Plan’s prospectus, and any reports of the Company provided generally to the Company’s stockholders) to him or her may be made by electronic delivery, which may include the delivery of a link to a Company intranet or to the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail, or any other means of electronic delivery specified by the Company. If the attempted electronic delivery of such documents fails, the Optionee will be provided with a paper copy of the documents. The Optionee acknowledges that he or she may receive from the Company a paper copy of any documents that were delivered electronically at no cost to him or her by contacting the Company by telephone or in writing. The Optionee may revoke his or her consent to the electronic delivery of documents or may change the electronic mail address to which such documents are to be delivered (if the Optionee has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. The Optionee agrees that the foregoing online or electronic participation in the Plan shall have the same force and effect as documentation executed in hardcopy written form. Finally, the Optionee understands that he or she is not required to consent to electronic delivery of documents.

4.    No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations or assessments regarding the Optionee’s participation in the Plan, or his or her acquisition or sale of the underlying shares of Stock. The Optionee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

5.    Language. If the Optionee has received this Agreement or any other document related to the Stock Options translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, subject to applicable law.

COUNTRY-SPECIFIC APPENDIX TO

NON-QUALIFIED STOCK OPTION AGREEMENT

FOR EMPLOYEES

UNDER GLOBAL BLOOD THERAPEUTICS, INC.

2015 STOCK OPTION AND INCENTIVE PLAN

FOR NON-US OPTIONEES

This Country-Specific Appendix includes additional notifications, terms and conditions that govern the Stock Option granted to the Optionee under the Plan if the Optionee resides in one of the countries listed below. Capitalized terms used but not defined in this Country-Specific Appendix have the meanings set forth in the Plan and/or this Agreement.

The Optionee understands and agrees that the Company strongly recommends that the Optionee not rely on the information herein as the only source of information relating to the consequences of participation in the Plan because applicable rules and regulations regularly change, sometimes on a retroactive basis, and the information may be out of date at the time the Stock Option vests or is exercised under the Plan.

The Optionee further understands and agrees that if the Optionee is a citizen or resident of a country other than the one in which the Optionee is currently working, transfers employment after grant of the Stock Option, or is considered a resident of another country for applicable law purposes, the information contained herein may not apply to the Optionee, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply.

BELGIUM

Notifications

Securities Law Information. The grant of Stock Option under the Plan is exempt from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Belgium.

Foreign Asset/Account Reporting Information. Belgian residents are required to report any securities (i.e., shares of Stock acquired under the Plan) or bank accounts opened and maintained outside Belgium on their annual tax returns. Belgian residents are also required to complete a separate report providing the National Bank of Belgium with details regarding any such account. This report, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under the Kredietcentrales / Centrales des crédits caption.

Terms and Conditions

Taxation and Terms of Acceptance. The Participant agrees and acknowledges that the Company will only accept a countersigned agreement after the 60th day following the Participant’s receipt of this Agreement.

By formally accepting in writing this Agreement through signature and by returning it to the Company within 60 days from receipt of this Agreement and the Plan, the Participant would normally become subject to income tax on a lump-sum benefit in kind on the 60th day following receipt of this Agreement (being the “grant date” for Belgian tax purposes). In that case, no taxation should be triggered upon vesting or exercise. However, if written acceptance and return of this Agreement would take place after the 60th day following receipt of this Agreement, as required by the Company, taxation will normally be delayed to the date of exercise of the Option. In that case, grant date or vesting should not trigger taxation.

FRANCE

Terms and Conditions

Stock Option Not Tax-Qualified. The Stock Option is not intended to be a tax-qualified or tax-preferred award, including without limitation, under Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code. The Optionee is encouraged to consult with a personal tax advisor to understand the tax and social insurance implications of the Stock Option.

Language Consent. By accepting the Stock Option, the Optionee confirms having read and understood the documents relating to this grant (the Plan and this Agreement) which were provided in English language. The Optionee accepts the terms of those documents accordingly. The Optionee confirms that the Optionee has a good knowledge of the English language.

En acceptant l’Attribution, le Bénéficiaire confirme avoir lu et compris les documents relatifs à cette attribution (le Plan et ce Contrat) qui ont été fournis en langue anglaise. Le Bénéficiaire accepte les dispositions de ces documents en connaissance de cause. Etant précisé que le Titulaire a une bonne maîtrise de la langue anglaise.

Notifications

Securities Law Information. The grant of Stock Option under the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in France.

Foreign Asset/Account Reporting Information. The Optionee may hold shares of Stock acquired upon vesting/settlement of the Stock Option, any proceeds resulting from the sale of shares of Stock or any dividends paid on such shares of Stock outside of France, provided the Optionee declares all foreign bank and brokerage accounts (including any accounts that were opened or closed during the tax year) with his or her annual income tax return. Failure to complete this reporting may trigger penalties for the Optionee.

GERMANY

Notifications

Securities Law Information. The grant of Stock Option under the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Germany.

Exchange Control Information. If the Optionee remits proceeds in excess of the legally designated amount out of or into Germany, such cross-border payment must be reported monthly to the State Central Bank. In the event that the Optionee makes or receives a payment in excess of this amount, the Optionee is responsible for obtaining the appropriate form from a German bank and complying with applicable reporting requirements. In addition, the Optionee must also report on an annual basis in the unlikely event that the Optionee holds shares of Stock exceeding 10% of the total voting capital of the Company.

Terms and Conditions

Prohibition on Insider Dealing. The Optionee should be aware that the insider dealing rules of the Regulation (EU) No 596/2014 of the European Parliament and Council (Market Abuse Regulation) apply in Germany, which may affect transactions under the Plan such as the subscription or participation, the suspension, the cancellation or an amending order, the acquisition or sale of shares of Stock acquired under the Plan, if the Optionee has inside information regarding the Company or any of its Subsidiaries. The Optionee is advised to determine carefully whether he or she has inside information in respect of the Company and whether and to what extent insider dealing rules can apply to him or her. In case of uncertainty, the Company recommends that the Optionee consults with a legal advisor.

Limitation of Liability. The Optionee is responsible for compliance with any laws to be observed by the Optionee in person in conjunction with participation in the Plan. The Company cannot be held liable if the Optionee violates German law or any other applicable rules to be complied with by the Optionee in conjunction with participation in the Plan including, but not limited to, insider dealing restrictions under the Market Abuse Regulation.

ITALY

Terms and Conditions

Plan Document Acknowledgment. In accepting the Stock Option, the Optionee acknowledges that he or she has received a copy of the Plan and this Agreement and has reviewed the Plan and this Agreement in their entirety and fully understands and accepts all provisions of the Plan and this Agreement.

Notifications

Foreign Asset/Account Reporting Information. If the Optionee holds investments abroad or foreign financial assets (e.g., cash, shares of Stock, Stock Option) that may generate income taxable in Italy, the Optionee is required to report them on his or her annual tax returns (UNICO Form, RW Schedule) or on a special form if no tax return is due, irrespective of their value. The same reporting duties apply to the Optionee if he or she is a beneficial owner of the investments, even if the Optionee does not directly hold investments abroad or foreign assets.

Foreign Asset Tax Information. The value of financial assets held outside of Italy by Italian residents is subject to a foreign asset tax, subject to an exemption. The taxable amount will be the fair market value of the financial assets (e.g., shares of Stock) assessed at the end of the calendar year.

Securities Law Information. The grant of Stock Option under the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Italy.

NETHERLANDS

Notifications

Securities Law Information. The grant of Stock Option under the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in the Netherlands.

Prohibition Against Insider Trading. The Optionee should be aware of the Dutch insider trading rules, which may affect the sale of shares of Stock acquired under this Agreement. In particular, the Optionee may be prohibited from effecting certain share transactions if the Optionee has insider information regarding the Company. Below is a discussion of the applicable restrictions. The Optionee is advised to read the discussion carefully to determine whether the insider rules could apply to him or her. If it is uncertain whether the insider rules apply, the Company recommends that the Optionee consult with a legal advisor. The Company cannot be held liable if the Optionee violates the Dutch insider trading rules. The Optionee is responsible for ensuring the Optionee’s compliance with these rules.

Dutch securities laws prohibit insider trading. As of 3 July 2016, the European Market Abuse Regulation (MAR), is applicable in the Netherlands. For further information, the Optionee is referred to the website of the Authority for the Financial Markets (AFM): https://www.afm.nl/en/professionals/onderwerpen/marktmisbruik.

Given the broad scope of the definition of insider information, certain employees of the Company working at its Dutch Subsidiary may have insider information and thus are prohibited from making a transaction in securities in the Netherlands at a time when they have such insider information. By entering into and participating in this Agreement, the Optionee acknowledges having read and understood the notification above and acknowledges that it is the Optionee’s responsibility to comply with the Dutch insider trading rules, as discussed herein.

SPAIN

Terms and Conditions

Service Conditions. This provision supplements Section 1 of the General Appendix:

In accepting this Stock Option, the Optionee consents to participate in the Plan and acknowledges that he or she has received a copy of the Plan.

The Optionee understands that the Company has unilaterally, gratuitously and discretionally decided to grant Stock Option under the Plan to individuals who may be employees of the Company or any Subsidiary throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any Subsidiary, over and above the specific terms of the Plan. Consequently, the Optionee understands that this Stock Option is granted on the assumption and condition that this Stock Option and any shares of Stock acquired upon exercise of this Stock Option are not part of any employment contract (either with the Company or any Subsidiary) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, the Optionee understands that this Stock Option would not be granted to the Optionee but for the assumptions and conditions referred to herein; thus, the Optionee acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then the grant of this Stock Option shall be null and void.

This Stock Option is a conditional right to shares of Stock and will be forfeited in the case of the Optionee’s termination of employment. This will be the case even if (1) the Optionee is considered to be unfairly dismissed without cause (despido improcedente); (2) the Optionee is dismissed for disciplinary or objective reasons or due to a collective dismissal, whether adjudged or recognized to be with or without cause; (3) the Optionee terminates employment due to a change of work location, duties or any other material modification of the terms of employment; (4) the Optionee terminates employment due to unilateral breach of contract of the Company or any of its Subsidiaries; or (5) the Optionee’s employment terminates for any other reason whatsoever (including, but not limited to, mutual agreement, resignation, retirement, death, permanent disability, causes included in the employment contract, expiry of the temporary contract, force majeure and under Article 10.3 of the Royal Decree Law 1382/1985). Consequently, upon termination of the Optionee’s employment for any of the reasons set forth above, the Optionee will automatically lose any rights to the unvested Stock Option granted to him or her as of the date of the Optionee’s termination of employment, as described in the Plan and this Agreement.

Notifications

Securities Law Information. The grant of Stock Option under the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Spain.

The Stock Option does not qualify under Spanish Law as securities. No “offer to the public,” as defined under Spanish Law, has taken place or will take place in the Spanish territory. Neither the Plan nor this Agreement have been registered with the Comisión Nacional del Mercado de Valores and do not constitute a public offering prospectus.

Exchange Control Information. The Optionee must declare the acquisition and sale of shares of Stock to the Dirección General de Comercio y Inversiones (the “DGCI”) for statistical purposes. Because the Optionee will not purchase or sell the shares of Stock through the use of a Spanish financial institution, the Optionee must make the declaration himself or herself by filing a D-6 form with the DGCI. Generally, the D-6 form must be filed each January while the shares of Stock are owned as of December 31 of each year; however, if the value of the shares of Stock or the sale proceeds exceed €12,500, a declaration must be filed within one month of the acquisition or sale, as applicable. The threshold for annual filing requirements is subject to change. Therefore, the Optionee should consult his or her personal advisor regarding whether he or she will be required to file an informational tax report for asset and rights that he or she holds abroad.

Foreign Asset/Account Reporting Information. To the extent that the Optionee holds shares of Stock and/or has bank accounts outside Spain with a value in excess of €50,000 (for each type of asset) as of December 31 each year, the Optionee will be required to report information on such assets through tax form 720. After such shares of Stock and/or accounts are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously-reported shares of Stock or accounts increases by more than €20,000. The Optionee should consult his or her personal advisor in this regard. Further, the Optionee is required to declare electronically to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the shares of Stock held in such accounts, if the value of the transactions during the prior tax year or the balances in such accounts as of December 31 of the prior tax year exceed €1,000,000. The thresholds for foreign asset/account reporting are subject to change. Therefore, the Optionee should consult his or her personal advisor in this regard.

SWITZERLAND

Notifications

Securities Law Information. The grant of the Stock Option is considered a private offering and therefore is not subject to securities registration in Switzerland.

UNITED KINGDOM

Notifications

Securities Law Information. Neither this Agreement nor Country-Specific Appendix is an approved prospectus for the purposes of section 85(1) of the Financial Services and Markets Act 2000 (“FSMA”) and no offer of transferable securities to the public (for the purposes of section 102B of FSMA) is being made in connection with this Agreement. This Agreement and the Stock Option are exclusively available in the UK to bona fide employees and former employees of the Company or its Subsidiary.

Non-Qualified Grants. The Stock Option is not intended to be tax-qualified or tax preferred under current tax rules and regulations in the United Kingdom.

Tax Consultation. The Optionee understands that he or she may suffer adverse tax consequences as a result of his or her acquisition, holding, or disposition of the shares of Stock. The Optionee represents that he or she will consult with any tax advisors that the Optionee deems appropriate in connection with the acquisition, holding, or disposition of the shares of Stock and that the Optionee is not relying on the Company or a Subsidiary for any tax advice.

Prohibition Against Insider Dealing. The Optionee should be aware of the UK’s insider dealing rules under the Criminal Justice Act 1993, which may affect transactions under the Plan such as the acquisition or sale of shares of Stock acquired under the Plan, if the Optionee has inside information regarding the Company. If the Optionee is uncertain whether the insider dealing rules apply, the Company recommends that the Optionee consults with a legal advisor. The Company cannot be held liable if the Optionee violates the UK’s insider dealing rules. The Optionee is responsible for ensuring his or her compliance with these rules.

RESTRICTED STOCK UNIT AWARD AGREEMENT

FOR EMPLOYEES

UNDER GLOBAL BLOOD THERAPEUTICS, INC.

2017 INDUCEMENT EQUITY PLAN

Name of Grantee:
No. of Restricted Stock Units:
Grant Date:
Vesting Commencement Date:

Pursuant to the Global Blood Therapeutics, Inc. 2017 Inducement Equity Plan as amended through the date hereof (the “Plan”), Global Blood Therapeutics, Inc., a Delaware corporation (the “Company”), hereby grants an award of the number of Restricted Stock Units listed above (an “Award”) to the Grantee named above. Each Restricted Stock Unit shall relate to one share of Common Stock, par value US$0.001 per share (the “Stock”) of the Company. For the avoidance of doubt, the Award is not issued under the Company’s 2015 Stock Option and Incentive Plan, and does not reduce the share reserve under such equity plan.    This Award is granted as an “employment inducement award” pursuant to the exemption provided by Rule 5635(c)(4) of the Marketplace Rules of the NASDAQ Stock Market, Inc.

1.    Restrictions on Transfer of Award. This Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee, and any shares of Stock issuable with respect to the Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of until (i) the Restricted Stock Units have vested as provided in Paragraph 2 of this Restricted Stock Unit Award Agreement (the “Agreement”) and (ii) shares of Stock have been issued to the Grantee in accordance with the terms of the Plan and this Agreement.

2.    Vesting of Restricted Stock Units. The restrictions and conditions of Paragraph 1 of this Agreement shall lapse as follows: ________________________ (each such date, a “Vesting Date”), so long as the Grantee remains an employee or other service provider (including a consultant) of the Company or a Subsidiary on such Dates. The Administrator may at any time accelerate the vesting schedule specified in this Paragraph 2.

3.    Termination of Employment or Service Relationship. If the Grantee’s employment by or other service relationship with the Company and its Subsidiaries terminates for any reason (including death or disability) prior to the satisfaction of the vesting conditions set forth in Paragraph 2 above, any Restricted Stock Units that have not vested as of such date shall automatically and without notice terminate and be forfeited unless the Administrator otherwise determines, in its sole discretion, within three months following the date of termination, to accelerate all or any portion of such unvested Restricted Stock Units, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested Restricted Stock Units.

4.    Issuance of Shares of Stock. As soon as practicable following each Vesting Date (but in no event later than two and one-half months after the end of the year in which the Vesting Date occurs), the Company shall issue to the Grantee the number of shares of Stock equal to the aggregate number of Restricted Stock Units that have vested pursuant to Paragraph 2 of this Agreement on such date and the Grantee shall thereafter have all the rights of a stockholder of the Company with respect to such shares.

5.    Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

6.    Tax Withholding. At the time the grant notice is executed, or at any time thereafter as requested by the Company, to the extent applicable, the Grantee hereby authorizes withholding from payroll and any other amounts payable to the Grantee, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax and social insurance or National Insurance Contributions withholding obligations of the Company or a Subsidiary, if any, which arise in connection with the Restricted Stock Units, including, without limitation, obligations arising upon (i) the grant and vesting, in whole or in part, of the Restricted Stock Units, (ii) the transfer, in whole or in part, of any shares acquired upon vesting of the Restricted Stock Units, (iii) the operation of any law or regulation providing for the imputation of interest, or (iv) the lapsing of any restriction with respect to any shares acquired upon vesting of the Restricted Stock Units (“Tax Obligations”). The shares of Stock are not issuable unless the Tax Obligations of the Company or a Subsidiary are satisfied. Accordingly, the Company shall have no obligation to deliver shares of Stock until the Tax Obligations of the Company or a Subsidiary have been satisfied by the Grantee. The Grantee acknowledges that the ultimate liability for all Tax Obligations legally due by the Grantee is and remains the Grantee’s responsibility and that the Company (a) makes no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Restricted Stock Units and (b) does not commit to structure the terms of the grant or any other aspect of the Restricted Stock Units to reduce or eliminate the Grantee’s liability for Tax Obligations. The Company may, in its sole discretion, satisfy all or any portion of such Tax Obligations relating to this Award by any of the means or by a combination of such means described in this Paragraph 6, subject to the other terms set forth herein. Provided that the Grantee makes an advance election, in accordance with procedures established by the Company (including its applicable insider trading policies), prior to the date upon which any portion of the Award vests to satisfy Tax Obligations, as to which means or combination of means permitted hereunder Grantee elects, the Company shall allow the Grantee to irrevocably elect any of the following means or a combination of such means to satisfy such Tax Obligations through, as applicable, a mandatory arrangement at a brokerage firm designated by the Company that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”): (i) withholding from a “same day sale” commitment with the FINRA Dealer whereby the Grantee irrevocably elects to sell a portion of the shares of Stock to be delivered in connection with the settlement of this Award to satisfy such Tax Obligations and the Grantee also elects to sell the remaining shares of Stock, and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Tax Obligations directly to the Company and to forward the remaining cash proceeds to the Grantee; (ii) causing the Grantee to tender a cash payment; (iii) permitting

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the Grantee to enter into a “same day sale to cover commitment” with the FINRA Dealer whereby the Grantee irrevocably elects to sell a portion of the shares of Stock to be delivered in connection with the settlement of this Award to satisfy such Tax Obligations and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Tax Obligations directly to the Company; or (iv) if authorized or required by the Compensation Committee of the Board, by withholding a number of shares of Stock with an aggregate Fair Market Value equal to such minimum Tax Obligations. If the Grantee fails to make an election in advance as required by the Company’s procedures, or if the Company’s insider trading compliance officer determines that the Company’s insider trading policies and procedures would prohibit or prevent the Grantee from making any such election, the Grantee shall be deemed to have elected the “same day sale to cover commitment” method under clause (iii) of this Paragraph 6 to satisfy Grantee’s Tax Obligations.

7.    Section 409A of the Code. This Agreement shall be interpreted in such a manner that all provisions relating to the settlement of the Award are exempt from the requirements of Section 409A of the Code as “short-term deferrals” as described in Section 409A of the Code.

8.    No Obligation to Continue Employment. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Grantee in employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the employment of the Grantee at any time.

9.    Integration. This Agreement constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning such subject matter.

10.    Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Grantee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Grantee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Grantee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.

11.    Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

12.    General Appendix and Country-Specific Appendix. Notwithstanding any provisions in this Agreement, if the Grantee resides outside of the United States, the Restricted

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Stock Units shall be subject to any special terms and conditions set forth in the general appendix to this Agreement (the “General Appendix”) as well as the specific appendix for the Grantee’s country (the “Country-Specific Appendix”). Moreover, if the Grantee relocates to one of the countries included in the Country-Specific Appendix, the special terms and conditions for such country will apply to him or her unless determined otherwise by the Company.

GLOBAL BLOOD THERAPEUTICS, INC.

By:
Name:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Grantee (including through an online acceptance process) is acceptable.

Dated:
Grantee’s Signature

Grantee’s name and address:

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GENERAL APPENDIX TO

RESTRICTED STOCK UNIT AWARD AGREEMENT

FOR EMPLOYEES

UNDER GLOBAL BLOOD THERAPEUTICS, INC.

2015 STOCK OPTION AND INCENTIVE PLAN

FOR NON-US GRANTEES

1.    Service Conditions. In accepting the Restricted Stock Units, the Grantee acknowledges and agrees that:

(a)    Any notice period mandated under applicable law shall not be treated as service for the purpose of determining the vesting of the Restricted Stock Units; and the Grantee’s right to vesting of shares of Stock in settlement of the Restricted Stock Units after termination of service, if any, will be measured by the date of termination of the Grantee’s active service and will not be extended by any notice period mandated under applicable law. Subject to the foregoing and the provisions of the Plan, the Company, in its sole discretion, shall determine whether the Grantee’s service has terminated and the effective date of such termination.

(b)    The Plan is established voluntarily by the Company. It is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement.

(c)    The grant of the Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted repeatedly in the past.

(d)    All decisions with respect to future Restricted Stock Units grants, if any, will be at the sole discretion of the Company.

(e)    The Grantee’s participation in the Plan shall not create a right to further service with the Company or any Subsidiary and shall not interfere with the ability of the Company or any Subsidiary to terminate the Grantee’s service at any time, with or without cause, subject to applicable law.

(f)    The Grantee is voluntarily participating in the Plan.

(g)    The Restricted Stock Units are extraordinary items that do not constitute compensation of any kind for service of any kind rendered to the Company or any Subsidiary, and which is outside the scope of the Grantee’s employment contract, if any.

(h)    The Restricted Stock Units are not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service options, pension or retirement benefits or similar payments.

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(i)    In the event that the Grantee is not an employee of a Subsidiary, the Restricted Stock Units grant will not be interpreted to form an employment contract or relationship with a Subsidiary.

(j)    The future value of the underlying shares of Stock is unknown and cannot be predicted with certainty. The value of the shares of Stock may increase or decrease.

(k)    No claim or entitlement to compensation or damages arises from termination of the Restricted Stock Units or diminution in value of the Restricted Stock Units or shares of Stock and the Grantee irrevocably releases the Company and all of its Subsidiaries from any such claim that may arise. If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen then, by signing this Agreement, the Grantee shall be deemed irrevocably to have waived the Grantee’s entitlement to pursue such a claim.

2.    Data Privacy.

(a)    Data Collected and Purposes of Collection. The Grantee understands that the Company, acting as controller, as well as the employing Subsidiary or any other Subsidiary, will process, to the extent permissible under applicable law, certain personal information about him or her, including name, home address and telephone number, information necessary to process the Restricted Stock Units (e.g., mailing address for a check payment or bank account wire transfer information), date of birth, social insurance number or other identification number, salary, nationality, job title, employment location, details of all Restricted Stock Units granted, canceled, vested, unvested or outstanding in his or her favor, and where applicable service termination date and reason for termination, any capital shares or directorships held in the Company (where needed for legal or tax compliance), and any other information necessary to process mandatory tax withholding and reporting (all such personal information is referred to as “Data”). The Data is collected from the Grantee, and from the Company or a Subsidiary, for the purpose of implementing, administering and managing the Plan pursuant to its terms. The legal bases (that is, the legal justification) for processing the Data is that it is necessary to perform, administer and manage the Plan pursuant to this Agreement between the Grantee and the Company, and in Company’s legitimate interests to comply with applicable non-EU laws when performing, administering and managing the Plan, subject to his or her interest and fundamental rights. The Data must be provided in order for the Grantee to participate in the Plan and for the parties to this Agreement to perform their respective obligations hereunder. If the Grantee does not provide Data, he or she will not be able to participate in the Plan and become a party to this Agreement.

(b)    Transfers and Retention of Data. The Grantee understands that the Data will be transferred to and among the Company and its Subsidiaries, as well as service providers (such as stock administration providers, brokers, transfer agents, accounting firms, payroll processing firms or tax firms), for the purposes explained above, which are necessary to allow the Company to perform this Agreement. The Grantee understands that the recipients of the Data may be located in the United States and in other jurisdictions outside of the European Economic Area where the Company or a Subsidiary or its service providers have operations. The United States and some of these other jurisdictions have not been found by the European Commission to have adequate data protection safeguards. If the Company or a Subsidiary make transfers of Data outside of the European Economic Area, those transfers will be made solely to the extent necessary to perform this Agreement and take necessary actions in connection with such performance. In

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addition, service providers may commit to provide adequate safeguards for the transferred Data, such as standard contractual clauses approved by the European Commission. In that case, the Grantee may obtain details of the transfers by contacting privacy@gbt.com.

(c)    The Grantee’s Rights in Respect of Data. The Grantee has the right to access his or her Data being processed by the Company or any Subsidiary as well as understand why the Company or any Subsidiary is processing such Data. Additionally, subject to applicable law, the Grantee is entitled to have any inadequate, incomplete or incorrect Data corrected (that is, rectified). Further, subject to applicable law, and under certain circumstances, the Grantee may be entitled to the following rights in regard to his or her Data: (i) to object to the processing of Data; (ii) to have his or her Data erased, such as where it is no longer necessary in relation to the purposes for which it was processed; (iii) to restrict the processing of his or her Data so that it is stored but not actively processed (e.g., while the Company assesses whether the Grantee is entitled to have Data erased); and (iv) to port a copy of the Data provided pursuant to this Agreement or generated by him or her, in a common machine-readable format. To exercise his or her rights, the Grantee may contact privacy@gbt.com. The Grantee may also contact the relevant data protection supervisory authority, as he or she has the right to lodge a complaint.

3.    Electronic Delivery. The Grantee agrees that the Company’s delivery of any documents related to the Plan or shares of Stock acquired under Plan (including the Plan, this Agreement, the Plan’s prospectus, and any reports of the Company provided generally to the Company’s stockholders) to him or her may be made by electronic delivery, which may include the delivery of a link to a Company intranet or to the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail, or any other means of electronic delivery specified by the Company. If the attempted electronic delivery of such documents fails, the Grantee will be provided with a paper copy of the documents. The Grantee acknowledge that he or she may receive from the Company a paper copy of any documents that were delivered electronically at no cost to him or her by contacting the Company by telephone or in writing. The Grantee may revoke his or her consent to the electronic delivery of documents or may change the electronic mail address to which such documents are to be delivered (if the Grantee has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. The Grantee agree that the foregoing online or electronic participation in the Plan shall have the same force and effect as documentation executed in hardcopy written form. Finally, the Grantee understand that he or she is not required to consent to electronic delivery of documents.

4.    No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations or assessments regarding the Grantee’s participation in the Plan, or his or her acquisition or sale of the underlying shares of Stock. The Grantee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

5.    Language. If the Grantee has received this Agreement or any other document related to the Restricted Stock Units translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, subject to applicable law.

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COUNTRY-SPECIFIC APPENDIX TO

RESTRICTED STOCK UNIT AWARD AGREEMENT

FOR EMPLOYEES

UNDER GLOBAL BLOOD THERAPEUTICS, INC.

2015 STOCK OPTION AND INCENTIVE PLAN

FOR NON-US GRANTEES

This Country-Specific Appendix includes additional notifications, terms and conditions that govern the Restricted Stock Units granted to the Grantee under the Plan if the Grantee resides in one of the countries listed below. Capitalized terms used but not defined in this Country-Specific Appendix have the meanings set forth in the Plan and/or this Agreement.

The Grantee understands and agrees that the Company strongly recommends that the Grantee not rely on the information herein as the only source of information relating to the consequences of participation in the Plan because applicable rules and regulations regularly change, sometimes on a retroactive basis, and the information may be out of date at the time the Restricted Stock Units vest under the Plan.

The Grantee further understands and agrees that if the Grantee is a citizen or resident of a country other than the one in which the Grantee is currently working, transfers employment after grant of the Restricted Stock Units, or is considered a resident of another country for applicable law purposes, the information contained herein may not apply to the Grantee, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply.

BELGIUM

Notifications

Securities Law Information. The grant of Restricted Stock Units under the Plan is exempt from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Belgium.

Foreign Asset/Account Reporting Information. Belgian residents are required to report any securities (i.e., shares of Stock acquired under the Plan) or bank accounts opened and maintained outside Belgium on their annual tax returns. Belgian residents are also required to complete a separate report providing the National Bank of Belgium with details regarding any such account. This report, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under the Kredietcentrales / Centrales des crédits caption.

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FRANCE

Terms and Conditions

Restricted Stock Units Not Tax-Qualified. The Restricted Stock Units are not intended to be tax-qualified or tax-preferred awards, including without limitation, under Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code. The Grantee is encouraged to consult with a personal tax advisor to understand the tax and social insurance implications of the Restricted Stock Units.

Language Consent. By accepting the Restricted Stock Units, the Grantee confirms having read and understood the documents relating to this grant (the Plan and this Agreement) which were provided in English language. The Grantee accepts the terms of those documents accordingly. The Grantee confirms that the Grantee has a good knowledge of the English language.

En acceptant l’Attribution, le Bénéficiaire confirme avoir lu et compris les documents relatifs à cette attribution (le Plan et ce Contrat) qui ont été fournis en langue anglaise. Le Bénéficiaire accepte les dispositions de ces documents en connaissance de cause. Etant précisé que le Titulaire a une bonne maîtrise de la langue anglaise.

Notifications

Securities Law Information. The grant of Restricted Stock Units under the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in France.

Foreign Asset/Account Reporting Information. The Grantee may hold shares of Stock acquired upon vesting/settlement of the Restricted Stock Units, any proceeds resulting from the sale of shares of Stock or any dividends paid on such shares of Stock outside of France, provided the Grantee declares all foreign bank and brokerage accounts (including any accounts that were opened or closed during the tax year) with his or her annual income tax return. Failure to complete this reporting may trigger penalties for the Grantee.

GERMANY

Notifications

Securities Law Information. The grant of Restricted Stock Units under the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Germany.

Exchange Control Information. If the Grantee remits proceeds in excess of the legally designated amount out of or into Germany, such cross-border payment must be reported monthly to the State Central Bank. In the event that the Grantee makes or receives a payment in excess of this amount, the Grantee is responsible for obtaining the appropriate form from a German bank and complying with applicable reporting requirements. In addition, the Grantee must also report on an annual basis in the unlikely event that the Grantee holds shares of Stock exceeding 10% of the total voting capital of the Company.

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Terms and Conditions

Prohibition on Insider Dealing. The Grantee should be aware that the insider dealing rules of the Regulation (EU) No 596/2014 of the European Parliament and Council (Market Abuse Regulation) apply in Germany, which may affect transactions under the Plan such as the subscription or participation, the suspension, the cancellation or an amending order, the acquisition or sale of shares of Stock acquired under the Plan, if the Grantee has inside information regarding the Company or any of its Subsidiaries. The Grantee is advised to determine carefully whether he or she has inside information in respect of the Company and whether and to what extent insider dealing rules can apply to him or her. In case of uncertainty, the Company recommends that the Grantee consults with a legal advisor.

Limitation of Liability. The Grantee is responsible for compliance with any laws to be observed by the Grantee in person in conjunction with participation in the Plan. The Company cannot be held liable if the Grantee violates German law or any other applicable rules to be complied with by the Grantee in conjunction with participation in the Plan including, but not limited to, insider dealing restrictions under the Market Abuse Regulation.

ITALY

Terms and Conditions

Plan Document Acknowledgment. In accepting the Restricted Stock Units, the Grantee acknowledges that he or she has received a copy of the Plan and this Agreement and has reviewed the Plan and this Agreement in their entirety and fully understands and accepts all provisions of the Plan and this Agreement.

Notifications

Foreign Asset/Account Reporting Information. If the Grantee holds investments abroad or foreign financial assets (e.g., cash, shares of Stock, Restricted Stock Units) that may generate income taxable in Italy, the Grantee is required to report them on his or her annual tax returns (UNICO Form, RW Schedule) or on a special form if no tax return is due, irrespective of their value. The same reporting duties apply to the Grantee if he or she is a beneficial owner of the investments, even if the Grantee does not directly hold investments abroad or foreign assets.

Foreign Asset Tax Information. The value of financial assets held outside of Italy by Italian residents is subject to a foreign asset tax, subject to an exemption. The taxable amount will be the fair market value of the financial assets (e.g., shares of Stock) assessed at the end of the calendar year.

Securities Law Information. The grant of Restricted Stock Units under the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Italy.

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NETHERLANDS

Notifications

Securities Law Information. The grant of Restricted Stock Units under the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in the Netherlands.

Prohibition Against Insider Trading. The Grantee should be aware of the Dutch insider trading rules, which may affect the sale of shares of Stock acquired under this Agreement. In particular, the Grantee may be prohibited from effecting certain share transactions if the Grantee has insider information regarding the Company. Below is a discussion of the applicable restrictions. The Grantee is advised to read the discussion carefully to determine whether the insider rules could apply to him or her. If it is uncertain whether the insider rules apply, the Company recommends that the Grantee consult with a legal advisor. The Company cannot be held liable if the Grantee violates the Dutch insider trading rules. The Grantee is responsible for ensuring the Grantee’s compliance with these rules.

Dutch securities laws prohibit insider trading. As of 3 July 2016, the European Market Abuse Regulation (MAR), is applicable in the Netherlands. For further information, the Grantee is referred to the website of the Authority for the Financial Markets (AFM): https://www.afm.nl/en/professionals/onderwerpen/marktmisbruik.

Given the broad scope of the definition of insider information, certain employees of the Company working at its Dutch Subsidiary may have insider information and thus are prohibited from making a transaction in securities in the Netherlands at a time when they have such insider information. By entering into and participating in this Agreement, the Grantee acknowledges having read and understood the notification above and acknowledges that it is the Grantee’s responsibility to comply with the Dutch insider trading rules, as discussed herein.

SPAIN

Terms and Conditions

Service Conditions. This provision supplements Section 1 of the General Appendix:

In accepting the Restricted Stock Units, the Grantee consents to participate in the Plan and acknowledges that he or she has received a copy of the Plan.

The Grantee understands that the Company has unilaterally, gratuitously and discretionally decided to grant Restricted Stock Units under the Plan to individuals who may be employees of the Company or any Subsidiary throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any Subsidiary, over and above the specific terms of the Plan. Consequently, the Grantee understands that the Restricted Stock Units are granted on the assumption and condition that the Restricted Stock Units and any shares of Stock acquired upon exercise of the Restricted Stock Units are not part of any employment contract (either with the Company or any Subsidiary) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, the Grantee understands that the Restricted Stock Units would not be granted to the Grantee but for the assumptions and conditions referred to herein; thus, the Grantee acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then the grant of the Restricted Stock Units shall be null and void.

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The Restricted Stock Units are conditional rights to shares of Stock and will be forfeited in the case of the Grantee’s termination of employment. This will be the case even if (1) the Grantee is considered to be unfairly dismissed without cause (despido improcedente); (2) the Grantee is dismissed for disciplinary or objective reasons or due to a collective dismissal, whether adjudged or recognized to be with or without cause; (3) the Grantee terminates employment due to a change of work location, duties or any other material modification of the terms of employment; (4) the Grantee terminates employment due to unilateral breach of contract of the Company or any of its Subsidiaries; or (5) the Grantee’s employment terminates for any other reason whatsoever (including, but not limited to, mutual agreement, resignation, retirement, death, permanent disability, causes included in the employment contract, expiry of the temporary contract, force majeure and under Article 10.3 of the Royal Decree Law 1382/1985). Consequently, upon termination of the Grantee’s employment for any of the reasons set forth above, the Grantee will automatically lose any rights to the unvested Restricted Stock Units granted to him or her as of the date of the Grantee’s termination of employment, as described in the Plan and this Agreement.

Notifications

Securities Law Information. The grant of Restricted Stock Units under the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Spain.

The Restricted Stock Units do not qualify under Spanish Law as securities. No “offer to the public,” as defined under Spanish Law, has taken place or will take place in the Spanish territory. Neither the Plan nor this Agreement have been registered with the Comisión Nacional del Mercado de Valores and do not constitute a public offering prospectus.

Exchange Control Information. The Grantee must declare the acquisition and sale of shares of Stock to the Dirección General de Comercio y Inversiones (the “DGCI”) for statistical purposes. Because the Grantee will not acquire or sell the shares of Stock through the use of a Spanish financial institution, the Grantee must make the declaration himself or herself by filing a D-6 form with the DGCI. Generally, the D-6 form must be filed each January while the shares of Stock are owned as of December 31 of each year; however, if the value of the shares of Stock or the sale proceeds exceed €12,500, a declaration must be filed within one month of the acquisition or sale, as applicable. The threshold for annual filing requirements is subject to change. Therefore, the Grantee should consult his or her personal advisor regarding whether he or she will be required to file an informational tax report for asset and rights that he or she holds abroad.

Foreign Asset/Account Reporting Information. To the extent that the Grantee holds shares of Stock and/or has bank accounts outside Spain with a value in excess of €50,000 (for each type of asset) as of December 31 each year, the Grantee will be required to report information on such assets through tax form 720. After such shares of Stock and/or accounts are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously-reported shares of Stock or accounts increases by more than €20,000. Further, the Grantee is required to declare electronically to the Bank of Spain any securities accounts (including brokerage accounts

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held abroad), as well as the shares of Stock held in such accounts, if the value of the transactions during the prior tax year or the balances in such accounts as of December 31 of the prior tax year exceed €1,000,000. The thresholds for foreign asset/account reporting are subject to change. Therefore, the Grantee should consult his or her personal advisor in this regard.

SWITZERLAND

Notifications

Securities Law Information. The grant of the Restricted Stock Units is considered a private offering and therefore is not subject to securities registration in Switzerland.

UNITED KINGDOM

Notifications

Securities Law Information. Neither this Agreement nor Country-Specific Appendix is an approved prospectus for the purposes of section 85(1) of the Financial Services and Markets Act 2000 (“FSMA”) and no offer of transferable securities to the public (for the purposes of section 102B of FSMA) is being made in connection with this Agreement. This Agreement and the Restricted Stock Units are exclusively available in the UK to bona fide employees and former employees of the Company or its Subsidiary.

Non-Qualified Grants. The Restricted Stock Units are not intended to be tax-qualified or tax preferred under current tax rules and regulations in the United Kingdom.

Tax Consultation. The Grantee understands that he or she may suffer adverse tax consequences as a result of his or her acquisition, holding, or disposition of the shares of Stock. The Grantee represents that he or she will consult with any tax advisors that the Grantee deems appropriate in connection with the acquisition, holding, or disposition of the shares of Stock and that the Grantee is not relying on the Company or a Subsidiary for any tax advice.

Prohibition Against Insider Dealing. The Grantee should be aware of the UK’s insider dealing rules under the Criminal Justice Act 1993, which may affect transactions under the Plan such as the acquisition or sale of shares of Stock acquired under the Plan, if the Grantee has inside information regarding the Company. If the Grantee is uncertain whether the insider dealing rules apply, the Company recommends that the Grantee consults with a legal advisor. The Company cannot be held liable if the Grantee violates the UK’s insider dealing rules. The Grantee is responsible for ensuring his or her compliance with these rules.

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